Exhibit 10.30

EQUIPMENT PURCHASE AND SALE AGREEMENT

This Equipment Purchase and Sale Agreement (the “Agreement”) is made and effective as of this 9th day of May 2024 (the “Effective Date”), by and between Cryomass LLC, a Colorado corporation (“Seller”) and CRYM Co-Invest Unit #2 LLC (“Buyer”) (each a “Party” and collectively the “Parties”).

WHEREAS, Seller designs and manufactures trichome separation equipment (“CryoSift Separator™”), and Seller owns various patents and intellectual property in connection with trichome separation,

WHEREAS, Buyer wishes to purchase one (1) unit of the CryoSift Separator™ (“Unit” or “Equipment”) from Seller,

Now, therefore, in consideration of the premises and mutual covenants set forth in this Agreement, the Parties agree as follows:

A.	PURCHASE

Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller the Unit subject to the terms and conditions set forth below.

B.	SALE AND PURCHASE COMMITMENT

Buyer hereby purchases a Unit from Seller, and Seller hereby sells, conveys and transfers to Buyer all rights, title and interest in, one Unit free of any liens and encumbrances as further provided herein. The Unit shall be manufactured by Seller’s subcontractor, [***], or such other contract manufacturer as the Seller, in its sole discretion, shall determine appropriate (“Contract Manufacturer”), [***] and shall be delivered to Buyer. Upon acceptance by Buyer of the Unit, which acceptance shall be identified by Buyer taking possession of the equipment, such acceptance shall acknowledge that the equipment is in good order and condition and that Buyer is satisfied with same and that Seller has made no representation or warranty, expressed or implied, with respect to the Unit other than the warranty provided by the Contract Manufacturer. The Unit is sold in an “as is” condition.

In case at any time for the duration of this Agreement any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party may request, at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefore under this Agreement). Without limiting the foregoing, Seller shall from time to time at the request of Buyer and without further consideration, execute and deliver such instruments of transfer, conveyance, and assignment in addition to those delivered hereunder, and will take such other actions as Buyer may request from time to time, to more effectively transfer, convey, and assign to and vest in Buyer the Unit.

C.	UNIT PURCHASE PRICE/PURCHASE AND PAYMENT TERMS/REPURCHASE BY SELLER

[***] The Unit Purchase Price shall not be considered paid until actually received by Seller. Upon receipt of the full purchase price Seller shall deliver to Buyer a bill of sale in a form acceptable to Buyer to transfer and vest in Buyer good and marketable title to the Equipment free and clear of all liens and encumbrances other than as provided in this Agreement. Seller represents that at the time of delivery of the Unit [***], Seller will own the Unit free and clear and that the Unit will be free of all liens. Buyer shall not sell or encumber or pledge in any way the Unit for the entire Term of this Agreement. The Buyer shall have the right, but not the obligation, to sell back to Seller the Unit at the Unit Purchase Price. All lease agreements involving the Unit (a) shall include Seller as a party; (b) shall include, among other, a rent and processing fee provision, stipulating that the respective Unit lessee (“Lessee”) shall pay a fixed monthly rent and a monthly processing fee pursuant to an invoice issued by Seller, [***] and (d) shall include such other terms as agreed between Seller and Buyer.

D.	TAXES

The Unit Purchase Price quoted is exclusive of any local, provincial, state or federal tax which may now be in effect or hereafter apply, and which shall be the sole responsibility of Seller.

E.	ASSEMBLY AND SHIPMENT

The Unit shall be contract manufactured by the Contract Manufacturer [***] and shipped directly from the Seller’s Contract Manufacturer to such facility as agreed among Buyer and Seller. Buyer and Seller shall cooperate in good faith to cure any material breaches of this Agreement.

F.	INTELLECTUAL PROPERTY, NON-CIRCUMVENTION. NON-COMPETITION. CONFIDENTIALITY

“Trade Secret” shall mean any information, including but not limited to a formula, pattern, compilation, program, device, method, technique or process, regardless of whether it derives independent economic value, actual or potential, from not being generally known. “Seller Trade Secret” is a Trade Secret belonging to Seller. “Buyer Trade Secret” is a Trade Secret belonging to Buyer. Seller’s Trade Secrets and Buyer’s Trade Secrets may not be copyrighted, trademarked or patented by the other nor may the other copy confidential information except for backup and archival purposes.

All Unit design data (including but not limited to specifications, drawings, estimates, quotations, illustrations, blueprints, bulletins, maintenance manuals, literature and other digital, electronic, or printed materials, papers, and documents) (“Design Data”) is not a work for hire and shall remain Seller’s property. Seller reserves all proprietary and authorship rights in the Design Data, which may not be copied, reproduced, transmitted, or communicated to any third party without Seller’s written consent, except to Buyer’s employees who are required to use Design Data as part of their duties. Seller may make discretionary changes in the Design Data and may modify the Unit as long as such changes do not change the Unit Purchase Price.

The Buyer agrees not to copy nor permit anyone else to copy or imitate the Equipment, or parts thereof, or processes used in connection with the Unit or Seller intellectual property or parts thereof without written approval of the Seller and will not knowingly, directly or indirectly, violate or infringe on or contest the validity of any patent, or other intellectual property or license rights of the Seller pertaining to any of said equipment or their mode of operation or any of the parts thereof. Seller’s name, trademark, trade names, patent numbers, and “patent pending” designations shall not be defaced or removed from the equipment, nor shall Buyer allow such matters to be defaced or removed.

For the duration hereof and for an additional one (1) year thereafter Buyer agrees (a) not to compete or cause any third party to compete with Seller, (b) not to circumvent Seller in any way, (c) not to contract directly or indirectly with any Lessee, with any competitor of the Seller, with the Contract Manufacturer in connection with the Unit or in connection with equipment similar in use and functionality with the units, (d) not to procure, finance or facilitate the manufacturing, sale, operation or design of any type of equipment or of any process, system or method that may compete with the Unit or with Seller’s business model and (e) refrain from any acts, inducements, and statements that may have as effect loss of business opportunity by Seller in connection with the Unit.

To the extent authorized by law and by the various pre-existing obligations of each Party, the Parties may wish, from time to time, in connection with this Agreement, to disclose confidential information to each other (“Confidential Information”). Each Party (i) shall maintain the other Party’s confidential information strictly confidential, (ii) agrees that it will take the same steps to protect the confidentiality of the other Party’s confidential information as it takes to protect its own confidential information, which shall in no event be less than reasonable steps, (iii) shall not use the other Party’s confidential information for any purpose other than in accordance with this Agreement and shall not disclose such confidential information to any person other than its personnel who have a need to know such confidential information for the purpose of this Agreement and who are subject to a nondisclosure obligation comparable in scope to this Section.

G.	TECHNICAL ADVICE

All technical advice, recommendations, and services of Seller are intended for use by persons having the required skill and is used at their own risk. Seller assumes no responsibility, and Buyer hereby waives all claims against Seller, for results obtained or damages incurred due to Buyer’s or Lessee’s direct use of the Unit in manners other than provided herein or due to technical advice or recommendations in connection with the Unit given by Buyer that were not approved or issued by Seller. Seller undertakes to provide such technical advice to Lessee and to supervise the installation and operation of the Unit, for which it will release Buyer of any liability if the installation and operation of the Unit is performed under Seller supervision and with Seller’s approval.

H.	CHANGES

The Buyer may not, at any time, request changes in

(a)	Unit specifications, including drawings and designs;

(b)	Unit method of shipping and packing;

Any design or Unit specifications shall be exclusively done in Seller’s discretion and judgment. Seller may make any changes, improvements, and repairs to the Unit at Seller’s cost for the duration of this Agreement, which, in Seller’s sole judgment and discretion, are necessary for the optimal functioning of the Unit.

I.	INSPECTION/TESTING

The Buyer shall not require any testing or inspection of the Unit before delivery of the Unit and hereby specifically delegates such inspection and testing to Seller to Seller’s satisfaction upon delivery of the Unit by Seller’s Contract Manufacturer.

J.	INSTALLATION SUPERVISION

The Unit installation shall be the sole right of the Seller, which shall ensure that each potential Unit lessees (“Lessee”) provides all necessary transportation, electrical wiring, hook-up, plumbing, hoisting or alterations to building or contents to facilitate proper functionality of the Unit. Installation charges whether by Seller or third parties are not included in the price of the equipment and shall be the sole responsibility of Seller or, as the case may be, of Lessee.

K.	TRAINING

Training is a critical element in the successful operation and continued performance of the Unit. Seller shall develop training materials and shall ensure that each Unit Lessee have a contractual obligation to provide appropriate training to all personnel operating the Unit, under Seller’s supervision and using only Seller-developed and approved training materials. In any event, all personnel operating the Unit, whether authorized by the Buyer or by the Seller, shall only do so after undergoing appropriate training.

L.	LEGAL COMPLIANCE

Both Buyer and Seller shall comply with all applicable laws and regulations in connection with their performance under this Agreement.

M.	WARRANTY

Seller warrants that each Unit delivered hereunder shall be free from defects in materials or workmanship. In all cases, Seller shall provide, or shall cause the Contract Manufacturer to provide, a WARRANTY [***].

If any Unit shall, upon examination by Seller, prove to be defective in material or workmanship under normal intended usage and maintenance during the warranty period, then Seller shall repair or replace, at its sole option, such defective item at its own expense or at the expense of a third party that is not the Buyer.

The warranty on components and accessories not manufactured by Seller or by the Contract Manufacturer, but are part of the system, is limited to the warranty provided by the original manufacturer of said components to the extent, and only to the extent, that such original manufacturer actually honors such warranty.

ALL WARRANTIES HEREUNDER ARE EXPRESSLY LIMITED TO THE REPAIR OR REPLACEMENT OF DEFECTIVE ITEMS AS SET FORTH HEREIN, AND IN NO EVENT SHALL SELLER BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES BY REASON OF ANY BREACH OF WARRANTY OR DEFECT IN MATERIAL OR WORKMANSHIP. SELLER SHALL NOT BE RESPONSIBLE FOR REPAIR OR REPLACEMENT OF ITEMS WHICH HAVE BEEN SUBJECTED TO NEGLECT, ACCIDENT OR IMPROPER USE BY BUYER OR BUYER PERSONNEL, OR WHICH HAVE BEEN ALTERED BY OTHER THAN AUTHORIZED SELLER PERSONNEL. THIS WARRANTY IS IN LIEU OF OTHER WARRANTIES, EXPRESS OR IMPLIED. ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXCLUDED.

N.	INDEMNIFICATION

Seller shall indemnify Buyer against damages, liabilities, and expenses (including attorneys’ fees) in connection with third-party litigation arising out of or resulting from any actual defect in the goods purchased hereunder or in connection with the delivery or installation of such goods by Seller, to the extent that such damages, liabilities, and expenses are directly caused by said defect or other acts or omission of the Seller.

Likewise, the Buyer shall defend, indemnify, and hold the Seller harmless against all damages, liabilities and expenses (including attorneys’ fees) in connection with third-party litigation arising out of or resulting from the misuse or improper use or operation of the equipment by Buyer, its employees, agents or contractors, including but not limited to the disabling or modification of any safety devices or other acts or omission of the Buyer.

Each Party shall notify the other Party in writing within ten (10) calendar days of any accident or injury involving the Unit of which the respective Party becomes aware.

O.	INSURANCE

The Unit is a bespoke piece of equipment intended for use in connection with processing, among other, cannabis, and therefore it may be impracticable or illegal to obtain insurance for the Unit. The Buyer shall undertake its best efforts to maintain, or shall cause Lessee to maintain, if practicable, insurance covering the Unit for an amount up to the Unit Purchase Price per the respective Unit. In any event, loss or damage to the Unit shall not be the Buyer’s responsibility unless caused by intentional or negligent acts or omissions of Buyer or Buyer’s authorized personnel.

P.	FEDERAL CANNABIS LAWS

The parties acknowledge that as of the date hereof, the production, sale, possession and use of cannabis are illegal under the Controlled Substances Act, 21 USC 801 et seq., as it applies to marijuana (“CSA”) and that cannabis is currently classified as a Schedule I controlled substance under the CSA. The United States Supreme Court has confirmed that the federal government has the right to regulate and criminalize cannabis, including for medical purposes, and that federal law criminalizing the use of cannabis preempts state laws that legalize its use. The parties hereto understand that while cannabis production is currently legal under the laws of various states of the United States of America, such laws are subject to change and that the production, sale, use and possession of cannabis may remain illegal under federal law for the foreseeable future. Notwithstanding anything in this Agreement or in the other documents contemplated hereby to the contrary, neither Buyer nor Seller nor any of their respective directors, officers, shareholders, employees or other agents make or shall make, at any time for the duration of this Agreement, any representation or warranty, whether express or implied, written or oral, on their own behalf or on behalf of third parties, as to the applicability of and compliance with CSA and any other federal laws dealing with the possession, use, cultivation, processing and/or transfer of cannabis as it relates to the Parties or the Lessees.

Q.	NOTICES

All written notices and correspondence shall be sent by either party to the other, in all matter dealing with this Agreement, to the following addresses:

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or any other address provided prior written notice is given to the other party.

Any written notice under this Contract shall be effective when actually delivered in person or three (3) days after being deposited in the U.S. mail, registered or certified, postage prepaid and addressed to the party at the address stated in this Contract or such other address as either party may designate by written notice to the other.

Notices delivered by email are also effective within three (3) days from delivery if confirmation is delivered via electronic signature or secure return receipt.

R.	REMEDIES

In addition to any remedies set forth in these terms and conditions of Sale, each of Buyer and Seller shall be entitled to any and all remedies otherwise available to it under applicable law and not precluded by the agreement between Buyer and Seller. Notwithstanding any other provision in these terms and conditions of Sale or in any other written document, if payment in full is not made by Buyer for the Unit sold by Seller to Buyer, then Seller shall not commence manufacturing of the Unit and shall not deliver the Unit in the event of a breach or default by Buyer in any of its obligations hereunder. Notwithstanding the above, and without prejudice to any other right or remedy which any Party may have, Buyer acknowledges and agrees that beaches of Buyer’s obligations under Sections F through P, inclusively, shall cause Seller irreparable harm, and that damages alone may not be an adequate remedy for breaches of sections F through P, inclusively, by Buyer, so that in the event of a breach or anticipated breach of the provisions contained in said sections the remedies of injunction an/or an order for specific performance may be available, appropriate and pursued.

S.	SEVERABILITY

Should it be determined by any court of competent jurisdiction that any provision of this Agreement is invalid, void, or unenforceable for any reason, such provision will be severed from this Agreement and the remaining provisions shall continue in full force and effect without being impaired or invalidated, all to the end that the manifest intention of the parties shall be effectuated.

T.	WAIVER

No failure of Seller to insist upon strict compliance by Buyer with the terms and conditions of this Agreement or to exercise any right accruing from any default of Buyer shall impair Seller’s rights in case Buyer’s default continues or in case of any subsequent default by Buyer. Waiver by Seller of any breach of contract shall not be construed as a waiver of any other existing or future breach.

U.	EXCLUSIVE JURISDICTION. STATE LAW,

The Parties, by entering into this Agreement, submit to jurisdiction in the State of New York for adjudication of any disputes and/or claims between the Parties under this Agreement. Furthermore, the Parties hereby agree that the state and federal courts of New York shall have exclusive jurisdiction over any disputes between the Parties relative to this Agreement, whether said disputes sounds in contract, tort, or other areas of the law. This Agreement shall be interpreted under, and governed by, the laws of the State of New York, without giving effect to its conflict of law provisions.

V.	WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION

W.	FORCE MAJURE

Neither Buyer nor Seller shall be liable for damages, including liquidated damages, if any, for delays in delivery or failure to perform, except for payment of the purchase price, due to causes beyond the control and without the fault or negligence of the party claiming Force Majeure. Such causes include but are not limited to, acts of God, acts of war or terrorism, acts of the federal or any State or local government, fires floods, epidemics, quarantine restrictions, strikes, disturbances, or embargoes.

X.	ASSIGNMENT

The Seller may subcontract or assign any or all of its obligations under this Agreement in its discretion. It is understood, however, that the Seller remains fully responsible for compliance with its obligations under this Agreement including conformance of the machinery to the requirements set forth herein. Buyer may assign any or all of its rights and obligations under this Agreement to such Buyer entities, which Buyer may from time to time incorporate; however, Buyer shall remain responsible for compliance with its obligations under this Agreement.

Y.	FURTHER ASSURANCES

The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

Z.	ENTIRE AGREEMENT. COUNTERPARTS. AMENDMENT

This Agreement sets forth the entire agreement between the Parties with regard to the subject matter hereof. All prior agreements, representations and warranties, express or implied, oral or written, with respect to the subject matter hereof, are superseded by this Agreement. This Agreement may be executed in one or more any number of counterparts, each of which when so executed and delivered shall be deemed taken to be an original, original; but all of which such counterparts shall together constitute one and the same agreement. This Agreement may not be assigned, transferred, or negotiated by any Party to any person or entity, at any time, without notice to or the consent of the other Party. This Agreement shall inure to the benefit of and be binding upon the Parties and their permitted assigns. No modification or addition hereto or waiver or cancellation of any provision hereof shall be valid except in writing signed by an authorized representative of each party.

The Parties have acknowledged their agreement to the above terms and conditions by having their duly authorized representatives sign below.

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